CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information constituting part of this Post Effective Amendment No. 33 to the registration statement on Form N-1A (the "Registration Statement") of John Hancock Financial Industries Fund (a series of Freedom Investment Trust).


/s/Price Waterhouse LLP.

PRICE WATERHOUSE LLP.
Boston, Massachusetts
December 20, 1995